UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2009

VS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	11-3664322
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Address of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s telephone number, including area code)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Richard L. Markee as Chief Executive Officer

On September 9, 2009, VS Parent, Inc. (together with its subsidiaries, the “Company”), the parent company of Vitamin Shoppe Industries, Inc., announced the appointment of Richard L. Markee as the Company’s Chief Executive Officer, effective September 9, 2009.

Mr. Markee, age 56, has served as a Director of the Company’s Board since September, 2006, and has been non-executive Chairman of the Board and Director of the Board since April 2007. Mr. Markee was appointed to the Nomination and Corporate Governance Committee in January 2007. He previously served as the President of Babies “R” Us from August 2004 to November 2006 and Vice Chairman of Toys “R” Us, Inc. from May 2003 to November 2007. Mr. Markee also served as interim chief executive officer of Toys “R” Us, Inc. and its subsidiaries from July 2005 to February 2006. Mr. Markee served as President of Toys “R” Us U.S. from May 2003 to August 2004. From January 2002 to May 2003, he was Executive Vice President and President Specialty Businesses and International Operations of Toys “R” Us. Mr. Markee is currently an Operating Partner of Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. From 2006 to 2008, Mr. Markee was an Operating Partner of Bear Stearns Merchant Banking, the predecessor to Irving Place Capital Management, L.P. He has also been a director of Dorel Industries since November 2008. From June 2005 to July 2006, he served on the board of directors of The Sports Authority, Inc.

In connection with his appointment, on September 9, 2009 the Company entered into an Employment Agreement with Mr. Markee setting out the terms of his employment. Pursuant to such agreement, Mr. Markee will earn a base salary of $600,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the “Base Salary”). Mr. Markee shall be eligible for an annual cash bonus award (the “Annual Cash Bonus”). For the 2009 fiscal year, Mr. Markee shall receive an Annual Cash Bonus equal to $300,000, payable in calendar year 2010 at the same time annual bonuses are paid to other senior executives of the Company. For each fiscal year thereafter during the term of this Agreement, the Executive shall be eligible for an Annual Cash Bonus for any such fiscal year, based on a target opportunity for such Annual Cash Bonus of 100% of the Base Salary, payable at the same time annual bonuses are paid to other senior executives of the Company, based on such criteria as shall be established by the Company’s Compensation Committee of the Board of Directors not later than thirty days after the commencement of the calendar year. Mr. Markee will be entitled to participate in any health, disability and life insurance and other employee benefit plans and programs made available by the Company to its senior management employees generally. Mr. Markee will receive a monthly automobile allowance of $1,000 for automobile expenses and reimbursement of legal fees incurred in connection with the negotiation of his employment documents up to a maximum of $10,000. Mr. Markee will be entitled to five weeks of vacation time per fiscal year.

The Company will grant Mr. Markee an option to purchase 200,000 shares of common stock of the Company (the “Common Stock”) under the Amended and Restated 2006 Stock Option Plan, as adopted by the Company. The options will (i) have a strike price of $28.13 per share of Common Stock, (ii) vest in equal quarterly installments commencing upon the three-month anniversary of September 8, 2009 and become fully vested on the fourth annual anniversary of September 8, 2009, (iii) expire on March 8, 2017 and (iv) be subject to all terms and conditions of the plan. As promptly as practicable after the date hereof, the Company will adopt the Parent 2009 Equity Incentive Plan, and issue to Mr. Markee 48,658 restricted shares of Common Stock under such plan. These restricted shares (i) vest annually over four (4) years, 25% on each anniversary of September 8, 2009 (ii) are subject to all terms and conditions of the plan.

Mr. Markee has agreed to purchase from the Company 26,839 shares of Common Stock at a price per share of Common Stock of $28.13, for an aggregate cash purchase price of $754,981. The term of the employment agreement is until December 31, 2011 unless earlier terminated.

If Mr. Markee is terminated “with cause” he will be entitled to any vested right of benefits payable under any retirement or pension plan or under any other employee benefit plan of the Company, and all such benefits shall continue, in accordance with, and subject to, the terms and conditions of such plans, to be payable in full after such termination. If Mr. Markee is terminated “without cause” or for “Good Reason” Mr. Markee shall be entitled to his Base Salary from the date of the termination of his employment through the earlier to occur of (1) the last date of the term of the employment agreement and (2) the date that is twelve (12) months following his termination. Mr. Markee shall also be entitled to the full amount of any unpaid Annual Cash Bonus for any calendar year of the Company prior to the calendar year in which his employment is terminated and for the calendar year in which his employment is terminated, on a pro rata basis and the Company will continue to pay its share of his health insurance costs for twelve (12) months.

Resignation of Thomas A. Tolworthy

The appointment of Mr. Markee was made in connection with the resignation of Thomas A. Tolworthy as the Company’s Chief Executive Officer and as a member of the Board of Directors, which is effective as of September 8, 2009. Mr. Tolworthy’s resignation resulted from discussion with the Company with respect to misrepresentations made by Mr. Tolworthy in connection with his educational history.

Mr. Tolworthy will continue as a Vice President of Corporate Strategy and Business Development of the Company and his responsibilities will include assisting the Company in the areas of real estate, store operations, new product development, new business ventures and other matters as determined by the Chief Executive Officer of the Company. In connection with his resignation, Mr. Tolworthy and the Company entered into an amended employment agreement pursuant to which Mr. Tolworthy will earn a salary of $300,000 and be eligible for a discretionary annual bonus. Mr. Tolworthy will sell shares of Common Stock at his original cost of $754,970 ($10 per share) and the proceeds from the repurchase shall be used to reduce Mr. Tolworthy’s $1.5 million promissory note owed to VS Parent, Inc. Mr. Tolworthy will surrender 634 shares of the Series A Preferred Stock of the Company that he holds in satisfaction of the remaining balance on the promissory note. In addition, Mr. Tolworthy will forfeit 130,535 vested options.

On September 9, 2009, the Company issued a press release announcing the above changes. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits

99.1	Press Release dated September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VS HOLDINGS, INC.
Date: September 9, 2009

	By:	/s/ Michael G. Archbold
	Name:	Michael G. Archbold
	Title:	Chief Financial Officer

Exhibit Index

Number	Description of Exhibits

99.1	Press Release dated September 9, 2009.